News Release

Westmoreland Reports Third Quarter 2016 Results; Updates Full-Year Guidance

Englewood, CO – November 1, 2016 - Westmoreland Coal Company (Nasdaq:WLB) today reported financial results for the third quarter and updated its 2016 guidance.

Third Quarter Highlights

•	Revenues of $370.7 million from 13.9 million tons sold

•	Net loss applicable to common shareholders of $8.5 million, or $0.46 per share

•	Adjusted EBITDA of $71.2 million, a new quarterly record

Nine Month Highlights

•	Revenues of $1,081.7 million from 39.7 million tons sold

•	Net loss applicable to common shareholders of $3.3 million, or $0.18 per share, including a sizable tax benefit

•	Adjusted EBITDA of $179.0 million

•	Cash flow provided by operating activities of $84.2 million

•	Free cash flow of $56.3 million

“We delivered record high quarterly adjusted EBITDA. These results were driven by solid demand and demonstrate the benefits of our diverse portfolio, ability to execute, and the strength of our business model. Similar to other quarters, we generated impressive free cash flow as a result of our focus on cost containment, cash flow initiatives, and capital spending management,” said Westmoreland Chief Executive Officer, Kevin Paprzycki. “During the quarter, we also acted quickly to better position Coal Valley when Newcastle pricing increased. We hedged 100% of the 2017 Coal Valley production at prices that will result in breakeven cash flow. This compares very favorably to the projected $10 million cash drag in 2016. We are aggressively evaluating all alternatives for these operations including potential monetization.”

Paprzycki commented on the outlook, “We have executed well this year and are on track to set another adjusted EBITDA record in the fourth quarter. This gives us confidence to tighten our guidance ranges so we now expect to produce full year 2016 adjusted EBITDA in the range of $255 million to $265 million and free cash flow in the range of $75 million to $85 million.”

Safety

Westmoreland’s commitment to safety in all aspects of its operations is again reflected in the safety metrics.

	Nine Months Ended September 30, 2016
	Reportable	Lost Time
U.S. Operations	1.93	1.15
U.S. National Average	3.22	2.41
Percentage	60%	48%

Canadian Operations	3.37	1.05

Consolidated and Segment Results

Consolidated adjusted EBITDA for the third quarter was $71.2 million, 48% above the same period in 2015. Contributing to this result was the adjusted EBITDA growth within Coal - U.S. driven by strong demand from the favorable summer weather, successful operations and the San Juan acquisition which continues to exceed expectations. The Coal - WMLP segment also contributed as it, too, benefited from the favorable weather, improved operations and more consistent customer uptime than experienced in the third quarter of 2015. Coal - Canada saw adjusted EBITDA decline 26%

primarily from the loan and lease receivable billings being $6.1 million less than the accelerated amount included during 2015’s third quarter.

Nine month consolidated adjusted EBITDA was $179.0 million, 12% higher than the same period last year. This result was influenced by the same factors: favorable weather-driven demand in the U.S. benefiting Coal - U.S. and Coal - WMLP; the addition of San Juan in January of 2016; and in Canada, lower year-to-date loan and lease receivable as well as record rainfall creating less efficient operating conditions at some facilities.

Cash Flow and Liquidity

Westmoreland’s free cash flow through September 30, 2016, was $56.3 million. Free cash flow is the net of cash flow provided by operations of $84.2 million, less capital expenditures of $30.6 million, plus net cash collected under certain contracts for loan and lease receivables of $2.7 million. Included in cash flow provided by operations were cash uses for interest expense of $79.1 million, for asset retirement obligations of $22.1 million, and a source of cash from working capital changes of $14.9 million.

At September 30, 2016, cash and cash equivalents on hand across the parent, San Juan and the MLP, totaled $28.9 million, a $6.0 million increase from year end. The increase was comprised of free cash flow generation of $56.3 million; proceeds from asset sales of $6.2 million; net cash debt reductions including capital lease payments of $45.9 million; cash used, net of loan proceeds received, to purchase San Juan of $3.1 million; cash used for debt issuance of $7.2 million; and cash required for bonding of $0.3 million.

Gross debt plus capital lease obligations at quarter end totaled $1,166.0 million. The increase from year end is attributable to the San Juan financing. There was $36.3 million available to draw, net of letters of credit, on the revolving credit facility.

Full-Year Guidance

Westmoreland’s updated 2016 guidance is:

Coal tons sold	50 - 55 million tons
Adjusted EBITDA	$255 - $265 million
Free cash flow	$75 - $85 million
Capital expenditures	$50 - $55 million
Cash interest	approximately $97 million

Notes

Westmoreland presents certain non-GAAP financial measures including adjusted EBITDA and free cash flow that management believes provide meaningful supplemental information and provide meaningful comparability to prior periods. Reconciliations of non-GAAP to GAAP measures are presented in the accompanying tables.

Conference Call

Westmoreland Coal Company will conduct a joint earnings conference call with Westmoreland Resource Partners, LP (NYSE:WMLP), on November 1, 2016, at 10:00 a.m. Eastern Time. Participants may join the call using the numbers below:

Toll Free:     1-844-WCC-COAL (844-922-2625)
International:     1-201-689-8584
Webcast        www.westmoreland.com/investors/investor-webcasts

Replay:         1-877-481-4010 or 1-919-882-2331
Replay ID:     10107

Webcast        www.westmoreland.com/investors/investor-webcasts

About Westmoreland Coal Company

Westmoreland Coal Company is the oldest independent coal company in the United States. Westmoreland’s coal operations include surface coal mines in the United States and Canada, underground coal mines in Ohio and New Mexico, a char production facility, and a 50% interest in an activated carbon plant. Westmoreland also owns the general partner of and a majority interest in Westmoreland Resource Partners, LP, a publicly-traded coal master limited partnership (NYSE:WMLP). Its power operations include ownership of the two-unit ROVA coal-fired power plant in North Carolina. For more information, visit www.westmoreland.com.

For further information please contact

Gary Kohn, Vice President Investor Relations
1-720-354-4467
gkohn@westmoreland.com

Cautionary Note Regarding Forward-Looking Statements

Forward-looking statements are based on Westmoreland’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated by the forward-looking statements. Westmoreland cautions you against relying on any of these forward-looking statements. They are statements neither of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include political, economic, business, competitive, market, weather and regulatory conditions.

Any forward-looking statements made by Westmoreland in this news release speak only as of the date on which it was made. Westmoreland undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

Westmoreland Coal Company and Subsidiaries
Summary Consolidated and Operating Segment Data (Unaudited)

	Three Months Ended September 30,
			Increase / (Decrease)
	2016	2015	$	%
	(In thousands, except tons sold data)
Westmoreland Consolidated
Revenues	$370,683	$349,796	$20,887	6.0%
Operating income (loss)	17,212	(15,307)	32,519	*
Adjusted EBITDA	71,201	47,966	23,235	48.4%
Tons sold—millions of equivalent tons	13.9	13.8	0.1	0.7%

Coal - U.S.
Revenues	$168,860	$132,018	$36,842	27.9%
Operating income	18,346	482	17,864	3,706.2%
Adjusted EBITDA	36,701	14,758	21,943	148.7%
Tons sold—millions of equivalent tons	6.9	6.0	0.9	15.0%

Coal - Canada
Revenues	$96,480	$107,752	$(11,272)	(10.5)%
Operating income	4,559	4,009	550	13.7%
Adjusted EBITDA	17,549	23,659	(6,110)	(25.8)%
Tons sold—millions of equivalent tons	5.1	6.2	(1.1)	(17.7)%

Coal - WMLP
Revenues	$90,320	$94,785	$(4,465)	(4.7)%
Operating income (loss)	5,970	(4,845)	10,815	*
Adjusted EBITDA	22,686	15,648	7,038	45.0%
Tons sold—millions of equivalent tons	1.9	1.6	0.3	18.8%

Power
Revenues	$21,554	$22,017	$(463)	(2.1)%
Operating loss	(4,696)	(7,976)	3,280	41.1%
Adjusted EBITDA	507	75	432	576.0%

* Not meaningful

	Nine Months Ended September 30,
			Increase / (Decrease)
	2016	2015	$	%
	(In thousands, except tons sold data)
Westmoreland Consolidated
Revenues	$1,081,651	$1,070,240	$11,411	1.1%
Operating income (loss)	31,739	(13,716)	45,455	*
Adjusted EBITDA	178,994	159,275	19,719	12.4%
Tons sold—millions of equivalent tons	39.7	40.7	(1.0)	(2.5)%

Coal - U.S.
Revenues	$475,470	$419,505	$55,965	13.3%
Operating income	33,475	8,403	25,072	298.4%
Adjusted EBITDA	85,999	49,209	36,790	74.8%
Tons sold—millions of equivalent tons	17.6	17.2	0.4	2.3%

Coal - Canada
Revenues	$298,978	$317,157	$(18,179)	(5.7)%
Operating income	21,168	23,397	(2,229)	(9.5)%
Adjusted EBITDA	55,701	81,497	(25,796)	(31.7)%
Tons sold—millions of equivalent tons	16.5	17.5	(1.0)	(5.7)%

Coal - WMLP
Revenues	$263,269	$300,908	$(37,639)	(12.5)%
Operating income (loss)	2,497	(6,151)	8,648	*
Adjusted EBITDA	58,268	49,826	8,442	16.9%
Tons sold—millions of equivalent tons	5.6	6.0	(0.4)	(6.7)%

Power
Revenues	$65,494	$64,001	$1,493	2.3%
Operating loss	(3,766)	(16,594)	12,828	77.3%
Adjusted EBITDA	(2,227)	(3,152)	925	29.3%

* Not meaningful

Westmoreland Coal Company and Subsidiaries
Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(In thousands, except per share data)
Revenues	$370,683	$349,796	$1,081,651	$1,070,240
Cost, expenses and other:
Cost of sales	278,765	292,973	842,680	880,162
Depreciation, depletion and amortization	33,112	34,459	101,788	106,781
Selling and administrative	30,518	29,383	94,209	84,611
Heritage health benefit expenses	3,265	2,801	9,502	8,022
Loss (gain) on sale/disposal of assets	548	1,135	(1,369)	2,148
Restructuring charges	—	—	—	656
Derivative loss	5,442	5,815	2,164	6,717
Income from equity affiliates	(1,547)	(463)	(4,127)	(4,141)
Other operating loss (gain)	3,368	(1,000)	5,065	(1,000)
	353,471	365,103	1,049,912	1,083,956
Operating income (loss)	17,212	(15,307)	31,739	(13,716)
Other income (expense):
Interest expense	(29,494)	(26,831)	(90,673)	(76,870)
Loss on extinguishment of debt	—	(5,385)	—	(5,385)
Interest income	1,374	1,555	5,521	6,262
Gain (loss) on foreign exchange	220	1,679	(1,531)	2,474
Other income	303	356	435	1,082
	(27,597)	(28,626)	(86,248)	(72,437)
Loss before income taxes	(10,385)	(43,933)	(54,509)	(86,153)
Income tax expense (benefit)	(1,625)	4,087	(49,660)	13,596
Net loss	(8,760)	(48,020)	(4,849)	(99,749)
Less net income (loss) attributable to noncontrolling interest	(239)	(1,458)	(1,545)	(4,850)
Net loss applicable to common shareholders	$(8,521)	$(46,562)	$(3,304)	$(94,899)
Net loss per share applicable to common shareholders:
Basic and diluted	$(0.46)	$(2.59)	$(0.18)	$(5.32)
Weighted average number of common shares outstanding:
Basic and diluted	18,570	17,986	18,458	17,846

Westmoreland Coal Company and Subsidiaries
Consolidated Balance Sheets (Unaudited)

	September 30, 2016	December 31, 2015
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$28,914	$22,936
Receivables:
Trade	140,063	134,141
Loan and lease receivables	5,394	6,157
Contractual third-party reclamation receivables	12,985	8,020
Other	20,018	11,598
	178,460	159,916
Inventories	128,685	121,858
Other current assets	24,711	16,103
Total current assets	360,770	320,813
Property, plant and equipment:
Land and mineral rights	600,160	476,447
Plant and equipment	879,718	790,677
	1,479,878	1,267,124
Less accumulated depreciation, depletion and amortization	642,791	554,008
Net property, plant and equipment	837,087	713,116
Loan and lease receivables, less current portion	49,389	49,313
Advanced coal royalties	17,470	19,781
Reclamation deposits	74,043	77,364
Restricted investments and bond collateral	144,454	140,807
Contractual third-party reclamation receivables, less current portion	155,249	86,915
Investment in joint venture	27,815	27,374
Intangible assets, net of accumulated amortization of $4.0 million and $15.9 million at September 30, 2016 and December 31, 2015, respectively	27,492	29,190
Other assets	25,883	11,904
Total Assets	$1,719,652	$1,476,577

Westmoreland Coal Company and Subsidiaries
Consolidated Balance Sheets (Continued) (Unaudited)

	September 30, 2016	December 31, 2015
	(In thousands)
Liabilities and Shareholders’ Deficit
Current liabilities:
Current installments of long-term debt	$90,736	$38,852
Revolving lines of credit	—	1,970
Accounts payable and accrued expenses:
Trade and other accrued liabilities	121,266	109,850
Interest payable	13,611	15,527
Production taxes	55,589	46,895
Postretirement medical benefits	13,855	13,855
SERP	368	368
Deferred revenue	23,203	10,715
Asset retirement obligations	51,088	43,950
Other current liabilities	34,578	30,688
Total current liabilities	404,294	312,670
Long-term debt, less current installments	1,035,013	979,073
Workers’ compensation, less current portion	4,908	5,068
Excess of black lung benefit obligation over trust assets	17,865	17,220
Postretirement medical benefits, less current portion	286,952	285,518
Pension and SERP obligations, less current portion	42,790	44,808
Deferred revenue, less current portion	18,740	24,613
Asset retirement obligations, less current portion	450,869	375,813
Intangible liabilities, net of accumulated amortization of $10.6 million and $9.8 million at September 30, 2016 and December 31, 2015, respectively	2,669	3,470
Other liabilities	36,760	30,208
Total liabilities	2,300,860	2,078,461
Shareholders’ deficit:
Common stock of $0.01 par value
Authorized 30,000,000 shares; issued and outstanding 18,570,642 shares at September 30, 2016 and 18,162,148 shares at December 31, 2015	186	182
Other paid-in capital	246,450	240,721
Accumulated other comprehensive loss	(150,726)	(171,300)
Accumulated deficit	(675,523)	(672,219)
Total Westmoreland Coal Company shareholders’ deficit	(579,613)	(602,616)
Noncontrolling interest	(1,595)	732
Total deficit	(581,208)	(601,884)
Total Liabilities and Deficit	$1,719,652	$1,476,577

Westmoreland Coal Company and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2016	2015
	(In thousands)
Cash flows from operating activities:
Net loss	$(4,849)	$(99,749)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	101,788	106,781
Accretion of asset retirement obligation and receivable	21,534	21,251
Share-based compensation	5,925	5,588
Non-cash interest expense	6,879	4,617
Amortization of deferred financing costs	8,324	7,849
Loss on derivative instruments	2,164	6,717
Loss (gain) on foreign exchange	1,531	(2,474)
Income from equity affiliates	(4,127)	(4,141)
Distributions from equity affiliates	5,177	4,328
Deferred income tax expense (benefit)	(48,490)	14,887
Other	(4,359)	3,968
Changes in operating assets and liabilities:
Receivables	(238)	(14,327)
Inventories	9,460	494
Accounts payable and accrued expenses	(2,327)	(2,572)
Interest payable	(3,720)	7,398
Deferred revenue	4,314	(8,297)
Other assets and liabilities	7,375	(21,528)
Asset retirement obligations	(22,120)	(9,908)
Net cash provided by operating activities	84,241	20,882
Cash flows from investing activities:
Additions to property, plant and equipment	(30,619)	(57,971)
Change in restricted investments	270	(7,988)
Cash received from restricted deposits	—	34,000
Cash payments related to acquisitions and other	(125,315)	(35,887)
Cash acquired related to acquisition, net	—	2,780
Proceeds from sales of assets	6,176	1,691
Receipts from loan and lease receivables	4,852	20,192
Payments related to loan and lease receivables	(2,141)	(3,981)
Other	(587)	(287)
Net cash used in investing activities	(147,364)	(47,451)
Cash flows from financing activities:
Borrowings from long-term debt, net of debt discount	122,250	199,363
Repayments of long-term debt	(43,876)	(138,185)
Borrowings on revolving lines of credit	313,900	142,823
Repayments on revolving lines of credit	(315,900)	(152,412)
Debt issuance costs and other refinancing costs	(7,246)	(7,431)
Other	(798)	90
Net cash provided by financing activities	68,330	44,248
Effect of exchange rate changes on cash	771	(2,601)
Net increase in cash and cash equivalents	5,978	15,078
Cash and cash equivalents, beginning of period	22,936	14,258
Cash and cash equivalents, end of period	$28,914	$29,336
Supplemental disclosures of cash flow information:
Cash paid for interest	$79,099	$61,399

Westmoreland Coal Company and Subsidiaries
Non-GAAP Reconciliations (Unaudited)

The tables below show how the Company calculates and reconciles to the most directly comparable GAAP financial measure EBITDA; Adjusted EBITDA, including a breakdown by segment; and free cash flow.

EBITDA, Adjusted EBITDA and free cash flow are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. EBITDA, Adjusted EBITDA and free cash flow are included in this news release because they are key metrics used by management to assess Westmoreland’s operating performance and as a basis for strategic planning and forecasting. Westmoreland believes that EBITDA, Adjusted EBITDA, and free cash flow are useful to an investor in evaluating the Company’s operating performance because these measures:

•
are used widely by investors to measure a company’s operating performance without regard to items excluded from the calculation of such terms, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors;

•	are used by rating agencies, lenders and other parties to evaluate creditworthiness; and

•
help investors to more meaningfully evaluate and compare the results of Westmoreland’s operations from period to period by removing the effect of the Company’s capital structure and asset base from the Company’s operating results.

Neither EBITDA, Adjusted EBITDA nor free cash flow are measures calculated in accordance with GAAP. The items excluded from EBITDA, Adjusted EBITDA and free cash flow are significant in assessing Westmoreland’s operating results. EBITDA, Adjusted EBITDA, and free cash flow have limitations as analytical tools, and should not be considered in isolation from, or as a substitute for, analysis of the Company’s results as reported under GAAP.
Other companies in Westmoreland’s industry and in other industries may calculate EBITDA, Adjusted EBITDA and free cash flow differently from the way that Westmoreland does, limiting their usefulness as comparative measures. Because of these limitations, EBITDA, Adjusted EBITDA and free cash flow should not be considered as measures of discretionary cash available to the Company to invest in the growth of its business. Westmoreland compensates for these limitations by relying primarily on its GAAP results and using EBITDA, Adjusted EBITDA and free cash flow only as supplemental data.

EBITDA and Adjusted EBITDA

EBITDA (earnings before interest expense, interest income, income taxes, depreciation, depletion, amortization and accretion expense) and Adjusted EBITDA are non-GAAP measures that do not reflect the Company’s cash expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments; do not reflect income tax expenses or the cash requirements necessary to pay income taxes; do not reflect changes in, or cash requirements for, the Company’s working capital needs; and do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on certain of the Company’s debt obligations. In addition, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Westmoreland considers Adjusted EBITDA to be useful because it reflects operating performance before the effects of certain non-cash items and other items that it believes are not indicative of core operations. The Company uses Adjusted EBITDA to assess operating performance.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(In thousands)
Adjusted EBITDA by Segment
Coal - U.S.	$36,701	$14,758	$85,999	$49,209
Coal - Canada	17,549	23,659	55,701	81,497
Coal - WMLP	22,686	15,648	58,268	49,826
Power	507	75	(2,227)	(3,152)
Heritage	(3,326)	(2,950)	(10,325)	(8,699)
Corporate	(2,916)	(3,224)	(8,422)	(9,406)
Total	$71,201	$47,966	$178,994	$159,275

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(In thousands)
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(8,760)	$(48,020)	$(4,849)	$(99,749)

Income tax expense (benefit)	(1,625)	4,087	(49,660)	13,596
Interest income	(1,374)	(1,555)	(5,521)	(6,262)
Interest expense	29,494	26,831	90,673	76,870
Depreciation, depletion and amortization	33,112	34,459	101,788	106,781
Accretion of ARO and receivable	7,237	7,142	21,534	21,250
Amortization of intangible assets and liabilities	(226)	(250)	(653)	(756)
EBITDA	57,858	22,694	153,312	111,730

Restructuring charges	—	—	—	656
Loss (gain) on foreign exchange	(220)	(1,679)	1,531	(2,474)
Loss on extinguishment of debt	—	5,385	—	5,385
Acquisition related costs (1)	—	3,070	568	4,470
Customer payments received under loan and lease receivables (2)	2,582	8,731	7,969	24,252
Derivative loss	5,442	5,815	2,164	6,717
Loss on sale/disposal of assets and other adjustments	4,148	2,008	7,525	2,951
Share-based compensation	1,391	1,942	5,925	5,588
Adjusted EBITDA	$71,201	$47,966	$178,994	$159,275
___________________

(1)	Includes the impact of cost of sales related to the sale of inventory written up to fair value in the acquisition of Westmoreland Resources GP, LLC, the general partner of WMLP.

(2)
Represents a return of and on capital. These amounts are not included in operating income or operating cash flows, as the capital outlays are treated as loan and lease receivables but are included within Adjusted EBITDA so that the cash received by the Company is treated consistently with all other contracts within the Company that do not result in loan and lease receivable accounting.

Free Cash Flow

Free cash flow represents net cash provided (used) by operating activities less additions to property, plant and equipment (“CAPEX” or “capital expenditures”) plus net customer payments received under loan and lease receivable. Free cash flow is a non-GAAP measure and should not be considered as an alternative to cash and cash equivalents, cash flow from operations, cash flow from investing activities, cash flow from financing activities, net income (loss) or any other measure of performance presented in accordance with GAAP. Free cash flow is intended to represent cash flow available to satisfy our debts, after giving consideration to those expenses required to maintain our assets and infrastructure. Accordingly, although free cash flow is not a measure of performance calculated in accordance with GAAP, the Company believes free cash flow is useful to investors because it allows analysts and others in the industry to assess performance, liquidity and ability to satisfy debt requirements.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow	Nine Months Ended September 30,
	2016	2015
	(In thousands)
Net cash provided by operating activities	$84,241	$20,882
Less cash paid for property, plant and equipment	(30,619)	(57,971)
Net customer payments received under loan and lease receivables	2,711	16,211
Free cash flow	$56,333	$(20,878)